Exhibit 4.22

English Translation

VOTING PROXY AGREEMENT

AMONG

KEN JIAN XIAO, XIONGFEI LIU

HUIYOU DIGITAL (SHENZHEN) LTD

AND

SHENZHEN LANYUE INTERNET

TECHNOLOGY CO., LTD.

EXECUTED IN SHENZHEN ON 16 SEPTEMBER 2013

VOTING PROXY AGREEMENT

THIS VOTING PROXY AGREEMENT (“this Agreement”) is made and entered into on 16 September 2013 by and among:

(1)	Ken Jian Xiao, a citizen of the People’s Republic of China (“China”), identity card no.: 44020319791020206133;

(2)	Xiongfei Liu, a citizen of China, identity card no.: 440223199012100518;

The parties indicated in Item (1) and Item (2) above are collectively referred to as the “Principal”;

(3)	Huiyou Digital (Shenzhen) Ltd. (the “Proxy”), a wholly foreign owned enterprise duly organized and existing under the laws of China, with its registered address at 13e, 13th Floor, B Block, Shenye Tairan Xuesong Building, Tairan Industry Park, Futian District, Shenzhen;

(4)	Shenzhen Lanyue Internet Technology Co., Ltd., (“Lanyue”), a domestic company with limited liability duly organized and existing under the laws of China, with its registered address at 1085-1086, Shangshuyuan Commerce Podium Building, Meilin Road, Meilin Sub-district , Futian District, Shenzhen.

The Principal, the Proxy and Lanyue are hereinafter collectively referred to as “Parties”.

WHEREAS,

1.	Each Principal is the shareholder of Lanyue, of which Ken Jian Xiao holds 99% of the total registered capital of Lanyue and Xiongfei Liu holds 1% of the the total registered capital of Lanyue. Lanyue is currently applying for (i) the Value-added Telecom Service Operation License, (ii) the Internet Publication Permit, and (iii) the Network Culture Operation License (collectively, the “Qualifications for Operating Mobile Online Games”). Upon obtaining the Qualifications for Operating Mobile Online Games, Lanyue will engage in the value-added telecom service as well as the development and operation of mobile games and online games.

2.	The Principal, the Proxy and/or Lanyue have established the business relationship through the execution of the Exclusive Technology and Market Promotion Services Agreement, the Equity Pledge Agreement, the Loan Agreement and the Option Agreement (collectively as “Reorganization Agreements”), and Lanyue shall pay various amounts to the Proxy under the Reorganization Agreements; therefore, the routine business operations of Lanyue will materially affect its ability to pay the amounts to the Proxy;

3.	As a consideration of the obligations of the Proxy under the Reorganization Agreement, each Principal hereby agrees to grant the Proxy an irrevocable Power of Attorney (“Power of Attorney”), so that the Proxy may vote with all voting shares owned by the Principal in Lanyue (“Shares”) during the term of this Agreement;

4.	Lanyue hereby acknowledges the rights and obligations of the Principal and the Proxy hereunder, and will provide assistance in enforcing the Power of Attorney mentioned herein.

NOW, THEREFORE, the Parties hereby enter into the following agreements:

1	PROXY OF SHAREHOLDERS’ VOTING RIGHT AND OTHER RIGHTS

1.1	Subject to the terms and conditions of this Agreement, the Principal hereby severally and jointly appoints and authorizes the Proxy to exercise the voting right and management right, etc. as the shareholder of Lanyue for and on behalf of the Principal, and the power and right of the Proxy under the said authorization include but not limited to:

(1)	To exercise the voting right as the shareholder of Lanyue for and on behalf of the Principal;

(2)	To exercise the management right of Lanyue for and on behalf of the Principal;

(3)	To exercise all other rights enjoyed by the shareholder under the articles of association of Lanyue for and on behalf of the Principal.

1.2	In order that the Proxy can effectively exercise and carry out the power and right granted to the Proxy under Article 1.1, the Principal hereby undertakes and agrees that, if any law, regulation or government authority requires the Principal to issue a special Power of Attorney or similar document or go through the relevant formalities (such as notarization of the Power of Attorney) in respect of certain specific matter authorized hereunder, the Principal shall immediately issue the Power of Attorney according to such requirement.

1.3	The Principal hereby undertakes and confirms that the Principal shall appoint the nominees of the Proxy to act as the legal representative or director or any other officer of Lanyue.

1.4	The Principal hereby agrees and confirms that the Proxy may delegate its officers to exercise the power and right granted under Article 1.1 above by giving a written notice to the Principal; and that upon receipt of the aforesaid written notice and when necessary, the Principal shall issue a Power of Attorney to such officers designated by the Proxy and grant the same power and right to such officers according to the requirement indicated in the written notice issued by the Proxy. However, the Proxy may revoke the authorization of power and right to such officers by giving a written notice to the Principal. Upon receipt of such a written notice from the Proxy, the Principal shall immediately revoke the authorization to such officers according to the requirement indicated by the Proxy in the written notice.

2	REPRESENTATIONS AND WARRANTIES

Lanyue and the Principal hereby severally and jointly represent and warrant to the Proxy that:

(1)	The Principal is the sole, true and lawful registered and beneficial owner of the Shares, and there are no restrictions on the voting right or disposal right of such Shares; the Shares are not subject to any voting trust or any other agreement or arrangement regarding the voting of such Shares, or any encumbrance or any other restriction of transfer, unless it is otherwise stipulated herein;

(2)	The Principal has all powers and capacities to execute this Agreement and perform its obligations and liabilities hereunder;

(3)	All obligations and liabilities of the Principal hereunder are lawful, valid, binding and enforceable according to the terms and conditions of this Agreement;

(4)	All actions, conditions and matters (including all necessary consents, approvals and authorizations, if so required by the laws) necessary to:

(i)	Cause the Principal to duly execute this Agreement, exercise its rights hereunder and perform and comply with its obligations and liabilities hereunder;

(ii)	Ensure the obligations and liabilities of the Principal hereunder are lawful, valid and binding; and

(iii)	Cause this Agreement to become the evidence admissible in any relevant jurisdiction,

have been duly taken, satisfied or done (as the case may be) to the extent practical and permitted by the laws, and all such consents, approvals and authorizations are still in full effect and force;

(5)	Execution of this Agreement, exercise of its rights hereunder, performance and compliance with its obligations and liabilities hereunder by the Principal will not violate or conflict with, or exceed any power or limitation granted or imposed by:

(i)	Any law, regulation, rule or decree, or any judgment, order or award, or any consent, approval or authorization with must be complied with by the Principal; or

(ii)	The provisions of any agreement or document to which the Principal is a party or by which the Principal or any of its assets is bound;

(6)	All approvals and authorizations to be obtained by the Principal from any government or any other authority (is so required by the laws) or from the Proxy necessary for execution, performance and perfection of this Agreement have been duly obtained and they are still in full effect and force.

3	WAIVER AND SEVERABILITY

Failure or delay to exercise any right, power or remedy hereunder by the Proxy will not affect such right, power or remedy, or constitute a waiver of such right, power or remedy; and any single or partial exercise of such right, power or remedy will not preclude the further exercise of such right, power or remedy, or exercise of any other right, power or remedy. If any provision of this Agreement at any time becomes unlawful, invalid or unenforceable at any aspect under any law of any jurisdiction, the lawfulness, validity and enforceability of such provision under the laws of any other jurisdiction and the lawfulness, validity and enforceability of any other provision of this Agreement will not be affected or prejudiced.

4	PERIOD OF PROXY

This Agreement shall be executed and become effective on the date indicated first above, i.e. 1 September 2013. The period of the power and right granted to the Proxy hereunder shall be same as the period of the Reorganization Agreements.

5	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the applicable laws of China.

6	DISPUTE RESOLUTION

6.1	Arbitration

Any controversy, dispute or claim (“Dispute”) arising out of or in connection with this Agreement shall be first resolved by the Parties through good-faith negotiation. If negotiations have failed to resolve such dispute, any Party may submit the dispute to China International Economic and Trade Arbitration Commission South China Sub-commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall be performed in Shenzhen, and the arbitration proceedings shall be in Chinese language. One arbitrator shall be appointed. The award shall be final and binding upon the Parties.

6.2	Enforcement of Award

The winning party may enforce the award at any competent court or judicial authority, and all parties subject to the award shall agree to be bound by the award and take actions according to the award.

7	TERMINATION

7.1	Except as otherwise provided for herein, during the term of this Agreement, Lanyue or any Principal may not terminate this Agreement or the Power of Attorney prior to the expiration of this Agreement; otherwise, it shall pay the liquidated damages of RMB 20 million to the Proxy. The Proxy may at any time terminate this Agreement and the Power of Attorney by sending a thirty-day written notice to the Principal and Lanyue.

7.2	Termination of this Agreement and the Power of Attorney will not release Lanyue or any Principal from any liability incurred from any breach of this Agreement prior to termination.

7.3	The Parties acknowledge and agree that the full performance of cooperation hereunder is subject to Lanyue’s obtaining of the Qualifications for Operating Mobile Online Games and expansion of its business scope to include the value-added telecom service and the development and operation of mobile games and online games. If Lanyue fails to obtain the Qualifications for Operating Mobile Online Games and complete such expansion or change of its business scope by 31 December 2015, then unless otherwise agreed by the Proxy in writing, this Agreement shall terminate on such date, and the Parties shall cooperate in good faith and take all such reasonable actions and execute all such reasonable and necessary documents as required to restore each party’s status prior to the date of this Agreement.

8	MISCELLANEOUS

8.1	Assignment

Without the prior written consent of the Proxy, no Principal may transfer or assign all or any right, interest or obligation hereunder. The Proxy may assign any or all rights, interests or obligations hereunder or any other voting agreement. Any such assignment shall include all rights and obligations of the Proxy hereunder, as if the assignee is an original party to this Agreement or any other voting agreement. Upon request of the Proxy, the Principal shall execute all agreements and other documents required for the completion of such assignment.

8.2	Amendment

Any amendment or change to this Agreement may only be made with the written consent of the Proxy. Any amendment and/or supplement to this Agreement duly executed by the Parties shall be deemed as an integral part of this Agreement, and shall have the same legal force as this Agreement.

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(No text in this page and this is the signature page of this Agreement.)

Ken Jian Xiao

Signature:	/s/ Ken Xiao Jian

Xiongfei Liu

Signature:	/s/ Xiongfei Liu

Huiyou Digital (Shenzhen) Ltd. [Company Seal Affixed]

Signature:	/s/ Ken Jian Xiao

Name in Print:	Ken Jian Xiao

Title:	Legal Representative

Shenzhen Lanyue Internet Technology Co., Ltd. [Company Seal Affixed]

Signature:	/s/ Ken Jian Xiao

Name in Print:	Ken Jian Xiao

Title:	Legal Representative